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                                                                  Exhibit B
                                                                  ---------
SunAmerica Inc. (MD)
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
                    NAME                                       PRINCIPAL OCCUPATION
                    ----                                       --------------------
Director:           Eli Broad, Chairman(1)                     see below
                    Ronald J. Arnault(2)                       Executive Vice President and Chief Financial
                                                               Officer of Atlantic Richfield Company
                    David O. Maxwell(3)                        Retired
                    Barry Munitz(4)                            Chancellor of the California State University
                                                               and Colleges
                    Lester Pollack(5)                          Chief Executive Officer, Centre Partners, L.P.
                    Richard D. Rohr(6)                         see below
                    Sanford C. Sigoloff(7)                     Chairman, President and Chief Executive Officer
                                                               of Sigoloff & Associates
                    Harold M. Williams(8)                      President and Chief Executive Officer, J. Paul
                                                               Getty Trust
                    Karen Hastie Williams(9)                   Attorney with Crowell & Maring
                    Carl E. Reichardt(10)                      Retired Chairman, Wells Fargo Bank


Officers:

                    Eli Broad(1)                               Chief Executive Officer and President of
                                                               SunAmerica Inc.
                    Jay S. Wintrob(1)                          Vice Chairman of SunAmerica Inc.
                    Jana W. Greer(1)                           Senior Vice President of SunAmerica Inc.
                    Gary W. Krat(1)                            Senior Vice President of SunAmerica Inc.
                    Scott L. Robinson(1)                       Senior Vice President of SunAmerica Inc. and
                                                               Controller of SunAmerica Inc.
                    James R. Belardi(1)                        Executive Vice President for SunAmerica Inc.
                    Lorin M. Fife(1)                           Senior Vice President, General
                                                               Counsel - Regulatory Affairs and Assistant
                                                               Secretary for SunAmerica Inc.
                    Michael L. Fowler(1)                       Vice President of SunAmerica Inc.
                    Susan L. Harris(1)                         Senior Vice President, General
                                                               Counsel - Corporate Affairs and Secretary for
                                                               SunAmerica Inc.
                    Scott H. Richland(1)                       Vice President and Treasurer of SunAmerica Inc.


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
                    James W. Rowan(1)                          Senior Vice President of SunAmerica Inc.
                    Richard D. Rohr(6)                         Assistant Secretary of SunAmerica Inc. and
                                                               Attorney with Bodman, Longley and Darling
                    George Holdridge(1)                        Vice President of SunAmerica Inc.
                    Joseph Tumbler(1)                          Vice Chairman of SunAmerica Inc.
                    Karel Carnohan(1)                          Vice President of SunAmerica Inc.

(1) Business address and address where principal occupation is located is 1 SunAmerica Center, Century City, Los Angeles, California 90067.
(2) Business address and address where principal occupation is located is 515 South Flower Street, 51st Floor, Los Angeles, California 90071.
(3) Business address and address where principal occupation is located is 5335 Wisconsin Avenue, NW, Suite 440, Washington, D.C. 20015-2003.
(4) Business address and address where principal occupation is located is 400 Golden Shore, Suite 324, Long Beach, CA 90802-4275.
(5) Business address and address where principal occupation is located is One Rockefeller Plaza, Suite 1025, New York, New York 10020.
(6) Business address and address where principal occupation is located is 100 Renaissance Center, 34th Floor, Detroit, Michigan 48243.
(7) Business address and address where principal occupation is located is 3340 Ocean Park Boulevard, Suite 3050, Santa Monica, CA 90405.
(8) Business address and address where principal occupation is located is 401 Wilshire Boulevard, Suite 900, Santa Monica, California 90401.
(9) Business address and address where principal occupation is located is Suite 1100, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505.
(10) Business address and address where principal occupation is located is 420 Montgomery Street, San Francisco, California 94104